UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2021

MITESCO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-53601	87-0496850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Carlson Parkway, Suite 1050 Minnetonka, MN 55305
(Address of principal executive offices) (Zip Code)

(844) 383-8689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers, Election of Directors; Appointment of Principal Officers

Effective April 12, 2021, Mitesco, Inc. (the “Company”) entered into a Senior Executive Employment Agreement (the “Employment Agreement”) with Jenny Lindstrom to act as its Chief Legal Officer. The Employment Agreement is effective until the earlier of Ms. Lindstrom’s resignation or upon termination by the Company upon (i) a vote of the majority of the members of the Board of Directors of the Company (the “Board”), (ii) upon any violation of the Securities Laws, or (iii) upon Ms. Lindstrom’s incapacity or inability to perform her duties. Pursuant to the terms of the Employment Agreement, Ms. Lindstrom will be paid a base salary of $250,000 per year, with a performance and salary review to be conducted annually. In addition, Ms. Lindstrom is eligible to receive a bonus target of 25% of her base compensation commencing in 2021, upon the approval of the Compensation Committee of the Board. Ms. Lindstrom’s compensation shall accrue until such time as the Company, as determined by the Board, has sufficient funding.

Prior to joining the Company, Ms. Jenny Lindstrom, age 46, served in various roles and positions at Radisson Hospitality, Inc. and its subsidiaries and affiliates (“Radisson”), one of the world’s largest international hotel groups, since 2010. Most recently, since 2017, Ms. Lindstrom served as the Executive Vice President and General Counsel for Radisson Hospitality, Inc. From 2015 to 2017, Ms. Lindstrom served as the Executive Vice President and General Counsel for Radisson Hospitality, AB, a European publicly listed subsidiary of Radisson Hospitality, Inc. Prior to joining Radisson, Ms. Lindstrom was an attorney at Dorsey & Whitney, a national law firm based in Minneapolis, for 6 years. Her practice included: Commercial and Corporate Litigation, Internal Investigations, and Regulatory Affairs and Tax Litigation. Ms. Lindstrom holds a Juris Doctor degree from the University of Minnesota Law School, Minneapolis, Minnesota (Juris Doctor, cum laude, 2004), and also holds a Sv. Juris Kandidat (Master of Laws, with dissertation) from Uppsala University, Uppsala, Sweden, 2001. There are no familial relationships between Ms. Lindstrom or any of the Company’s current directors or executive officers.

In addition, pursuant to the terms of the Employment Agreement, the Company has agreed to grant 1,000,000 options (the “Stock Options”) to purchase 1,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a purchase price equal to $0.315 per share, which was the closing stock price of the Company’s Common Stock on the grant date. The Stock Options will be issued pursuant to the Mitesco, Inc. 2021 Omnibus Securities and Incentive Plan (the “Plan”), and vest pursuant to the following schedule (a) 250,000 of the Stock Options shall vest upon the 90-day anniversary of the effective date of the Employment Agreement, (b) 250,000 of the Stock Options shall vest upon the Company’s completion of a $10 million raise, (c) 250,000 of the Stock Options shall vest on the one-year anniversary of the effective date of the Employment Agreement, and (d) 250,000 of the Stock Options shall vest once the Company files an Annual Report on Form 10-K that reports $20 million in gross revenue. Upon a change of control of the Company, any unvested Stock Options shall immediately vest. In the event of termination, Ms. Lindstrom will only be entitled to compensation owed through the date of termination and all unvested Stock Options will be cancelled. The Employment Agreement also contains customary non-disclosure, non-compete and confidentiality provisions.

The description of the Employment Agreement does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, which is filed as exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure

On April 6, 2021, the Company issued a press release announcing the appointment of Ms. Jenny Lindstrom as its Chief Legal Officer.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information presented in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 is being furnished and shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of the Company, under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Mitesco, Inc. and Jenny Lindstrom Effective April 12, 2021
99.1	Press Release, Dated April 6, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MITESCO, INC.

Date: April 12, 2021	By:	/s/ Lawrence Diamond
Lawrence Diamond
Chief Executive Officer